Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-144550) pertaining to the IPWireless, Inc. Employee Stock Bonus Plan of NextWave Wireless Inc.,

(2)	Registration Statement (Form S-8 No. 333-144549) pertaining to the NextWave Wireless Inc. 2007 New Employee Stock Incentive Plan,

(3)
Registration Statement (Form S-8 No. 333-142542) pertaining to the NextWave Wireless Inc. 2005 Stock Incentive Plan, Cygnus Communications, Inc. 2004 Stock Option Plan, PacketVideo Corporation 2005 Equity Incentive Plan, NextWave Wireless Inc. 2007 New Employee Stock Incentive Plan, GO Networks, Inc. Employee Stock Bonus Plan of NextWave Wireless Inc.,

(4)	Registration Statement (Form S-8 No. 333-139169) pertaining to the PacketVideo Corporation 2005 Equity Incentive Plan of NextWave Wireless Inc.,

(5)	Registration Statement (Form S-3/A No. 333-146861) of NextWave Wireless Inc.,

(6)	Registration Statement (Form S-3/A No. 333-144974) of NextWave Wireless Inc.,

(7)	Registration Statement (Form S-3 No. 333-144578) of NextWave Wireless Inc.,

(8)	Registration Statement (Form S-1 on Form S-3 (post effective amendment) No. 333-139440) of NextWave Wireless Inc.,

of our reports dated March 11, 2008, with respect to the consolidated financial statements and schedule of NextWave Wireless Inc., and the effectiveness of internal control over financial reporting of NextWave Wireless Inc., included in this Annual Report (Form 10-K) for the year ended December 29, 2007.

/s/ Ernst & Young LLP

San Diego, California
March 11, 2008